CSFB 04-8 Group 6

WE OWN AND OFFER

50 mm (approx.) 15YR JUMBO A

All characteristics below are preliminary:

Settlement Date: 11/30/04

Total Deal Size (all loan groups): 395mm (*other groups exist but not crossed with this one)

Servicers:

Wells Fargo

   29.1%

Countrywide Home Loans

    1.1%

Fifth Third Bank

    0.7%

HSBC Mortgage Corp

    0.8%

JPMorgan Chase

   25.0%

Select Portolio Servicing

     4.5%

Wamu

     4.8%

WMMSC

   34.0%

Master Servicer:  Wells Fargo

Trustee:  Wells Fargo

Call Feature:  5%

Compensating Interest Feature:

•

Wells Fargo (up to 25bps per annum, 15th – 15th prepay period)

•

Countrywide Home Loans (up to servicing fee, calander month prepay period)

•

Fifth Third Bank (up to 25bps, calander month prepay period)

•

JP Morgan Chase (up to 25bps, calander month prepay period)

•

Select Portfolio Servicing (up to 25bps per annum, 15th – 15th prepay period)

•

Wamu (up to servicing fee, calander month prepay period)

•

WMMSC (up to 4bps per annum, 15th – 15th prepay period)

Total # of Loan Groups: 4 (other groups exist but not crossed with this one)

Collateral Type and Size of Each Loan Group:

Group 1 – 30Yr Jumbo A – 150mm

Group 3 – 30Yr Jumbo A – 60mm

Group 6 – 15Yr Jumbo A – 60mm

Group 8 – 30Yr Jumbo A – 130mm

Are subordinate bonds of this group cross-collateralized across multiple loan groups: Yes

All numbers below are approximate, and based on preliminary data

Gross WAC: 5.00

WAC Range = 4.375 – 5.500

Pass Through Rate = 4.50

WAM = 174

Weighted Average Loan Balance: Approx 500k

Maximum Loan Size: 1.09 mm

# of loans > $1,000,000: 1

Weighted Average LTV:  58%

% LTV > 80%:  0.0%

% LTV > 80% without PMI:  0%

Weighted Average FICO:  733

% FICO < 650 (including zero and no ficos):  0%

% FICO < 600 (including zero and no ficos):  0%

% Owner Occupied:  98%

% Purchase:  25%

% Cash Out Refinance: 31%

% Rate/Term Refinance:  45%

% Full Documentation:  78%

% Single Family and PUD:  94%

Top 3 States and % of each:  CA – Max 50%, NY – 14%, AZ – 4%.

Stip to No Indymac Origination:  None

Stip to No MH Loans: None

Stip to No Section 32 Loans: None

Expected Credit Enhancement % to AAAs: 3.00%

Top 5 Originators:

-

Indy Mac Bank – 28%

-

JP Morgan Chase – 25%

-

Mortgage IT – 11%

-

WAMU – 5%

-

RBC Mortgage – 5%

% Prepay Penalty Loans: 2%

% Interest Only Loans: 0%

% Balloon Loans: 0%

This information is being provided in response to your specific request for information.  The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates.  The preliminary description of the underlying assets has not been independently verified by CSFBC.  CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction.  All information contained herein is preliminary, limited in nature and subject to completion or amendment.  CSFBC makes no representation that the above referenced security will actually perform as described in any scenario.  The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus.  Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction.  The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.